                                                                     EXHIBIT 2.6

                                VOTING AGREEMENT
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     THIS VOTING AGREEMENT (this "Agreement"), dated as of _________1997, by and among Ansan Pharmaceuticals, Inc., a Delaware corporation ("Ansan") and the person or entity whose name appears on the signature page hereto as a stockholder, warrantholder or optionholder of Discovery Laboratories, Inc., a Delaware corporation ("Discovery"), acting in his, her, or its capacity as a stockholder, warrantholder or optionholder of Discovery and not in any other capacity ("Stockholder").

                                    RECITALS:
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     WHEREAS, immediately prior to the execution of this Agreement, Ansan and Discovery have entered into an Agreement and Plan of Reorganization and Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Discovery with and into Ansan (the "Merger"); and

     WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of the number of Existing Shares (as defined hereinafter) of Common Stock and/or Series A Convertible Preferred Stock, of Discovery (the "Discovery Stock") set forth on the signature page hereto; and

     WHEREAS, as inducement and a condition to entering into the Merger Agreement, Ansan has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities

Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person constitutes a "group" within the meaning of
Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

     (b) "Existing Shares" means shares of Discovery Stock Beneficially Owned by Stockholder as of the date hereof.

     (c) "Securities" means the Existing Shares together with any shares of Discovery Stock or other securities of Discovery acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

     Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Ansan as follows:

     (a) Ownership of Shares.  On the date hereof, Stockholder (or the "group"
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of which the Stockholder is a member within the meaning of Section 13(d) of the Exchange Act) is the sole record and Beneficial Owner of the Existing Shares consisting of the number of shares of Discovery Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Discovery Stock owned of record or Beneficially Owned by Stockholder. Other than as set forth below, there are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Discovery Stock. Stockholder (or the "group" of which the Stockholders is a member within the meaning of Section 13(d) of the Exchange
Act) has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5 and 6 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement.  Stockholder has the legal capacity, power
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and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) No Conflicts.  Except for filings under the Exchange Act, no filing
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on the part of the Stockholder with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with nor result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

     (d) No Encumbrance.  Except as permitted by this Agreement or as set
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forth in a schedule hereto, the Existing Shares are now and, at all times during the term hereof will be, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

     (e) No Finder's Fees.  No broker, investment banker, financial advisor or
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other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder as a stockholder.

     Section 3. REPRESENTATIONS AND WARRANTIES OF ANSAN.

     Ansan hereby represents and warrants to Stockholder as follows:

     (a) Power; Binding Agreement.  Ansan has the corporate power and authority
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to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Ansan and constitutes a valid and binding agreement of Ansan, enforceable against Ansan in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) No Conflicts.  Except for filings under the Exchange Act and state
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"blue sky" authorities, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Ansan and the consummation by Ansan of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Ansan, the consummation by Ansan of the transactions contemplated hereby or compliance by Ansan with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Ansan or,
(ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Ansan is a party or by which Ansan or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Ansan or any of its properties or assets.

     Section 4. DISCLOSURE. Stockholder hereby agrees to reasonably cooperate with Ansan to publish and disclose in the Registration Statement and the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) Stockholder's identity and ownership of Discovery Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, it being understood that Stockholder has the right to consent to such disclosure, and such consent shall not be unreasonably withheld.

     Section 5. VOTING OF DISCOVERY STOCK.

     Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Discovery Stock, however called, or in connection with any written consent of the holders of Discovery Stock, Stockholder will appear at the meeting or otherwise cause the Securities beneficially owned of record by Stockholder with voting rights to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities with voting rights in favor of the adoption of the Merger

Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

     Section 6. PROXY.

     (a) Stockholder hereby irrevocably grants to, and appoints, Vaughan Shalson and James Ahlers or either of them in their respective capacities as officers of Ansan and any individual who shall hereafter succeed to any such office of Ansan and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the Merger, as specified in Section 5 hereof, provided, however, that such proxyholders shall not have authority to call any meeting of stockholders of Discovery and shall not have authority to take any action as a stockholder of Discovery except to vote the Securities in accordance with Sections 5 and 6 of this Agreement.

     (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

     (c) Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

     Section 7. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in Discovery Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the terms "Existing Shares" and "Securities" will be deemed to refer to and include the shares of Discovery Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

     Section 8. TERMINATION. This Agreement shall terminate on the earlier to occur of: (a) the termination of the Merger Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Merger.

     Section 9. MISCELLANEOUS.

     (a) Entire Agreement.  This Agreement (including the documents and
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instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     (b) Successors and Assigns.  This Agreement shall not be assigned by
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operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     (c) Amendment and Modification.  This Agreement may not be amended,
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altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Ansan, to:
                        Ansan Pharmaceuticals, Inc.
                        400 Oyster Point Blvd.
                        South San Francisco, CA 94080
                        Attention: Vaughan Shalson
                        Facsimile:  (415) 635-0211
                        Confirmation Number:  (415) 635-0201
with a copy to:
                        Heller, Ehrman, White & McAuliffe
                        525 University Avenue
                        Palo Alto, California  94301
                        Telecopy No.:  (415) 324-0638
                        Attention:  August J. Moretti

If to Stockholder, to the address set forth on the signature page hereto.

       (e) Severability.  Any term or provision of this Agreement which is
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held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (f) Specific Performance.  Each of the parties hereto recognizes and
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acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money or damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) No Waiver.  The failure of any party hereto to exercise any right,
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power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (h) No Third Party Beneficiaries.  This Agreement is not intended to confer
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upon any person other than the parties hereto any rights or remedies hereunder.

     (i) Governing Law.  This Agreement will be governed and construed in
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accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     (j) Descriptive Heading.  The descriptive headings used herein are for
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reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (k) Expenses.  All costs and expenses incurred in connection with this
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Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (l) Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Ansan and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

                                ANSAN PHARMACEUTICALS, INC.



                                By: ____________________________
                                      Name:_____________________
                                      Title:____________________

                                By: ____________________________
                                      Stockholder
                                      Print Name:_______________

NUMBER OF EXISTING SHARES
BENEFICIALLY OWNED BY
STOCKHOLDER:  ____________

ADDRESS OF STOCKHOLDER: ________________
                        ________________
                        ________________

With a Copy to the Following for Purposes

of Notices under Section 9(d): ______________________

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